QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.79

OYSTER POINT BUSINESS PARK

INDUSTRIAL LEASE—MULTI-TENANT

ChemRx Advanced Technologies, Inc.
a California corporation
385 Oyster Point Blvd., Suite 1
South San Francisco, CA 94080
52,200 square feet
("Lessee")

and

Shelton International Holdings, Inc.,
a Hawaii corporation
("Lessor")

November 22, 2002

i

	10.2	Additional Improvements	15
	10.3	Definition of "Real Property Tax	16
	10.4	Joint Assessment	16
	10.5	Personal Property Taxes	16
11.	Utilities		17
12.	Assignment and Subletting		17
	12.1	Lessor's Consent Required	17
	12.2	Lessee Affiliate	17
	12.3	Terms and Conditions of Assignment	17
	12.4	Terms and Conditions Applicable to Subletting	18
	12.5	Attorney's Fees/Assignment and Subletting	19
	12.6	General Conditions to Assignment and Subletting	19
	12.7	Leasehold Mortgage	20
13.	Default; Remedies		20
	13.1	Default	20
	13.2	Remedies	21
	13.3	Default by Lessor	22
	13.4	Late Charges	23
14.	Condemnation		23
15.	Indemnification from Brokers		23
16.	Estoppel Certificate		24
17.	Lessor's Liability		24
18.	Severability		24
19.	Interest on Past-due Obligations		24
20.	Time of Essence		24
21.	Additional Rent		24
22.	Incorporation of Prior Agreements; Amendments		24
23.	Notices		25
24.	Waivers		25
25.	Holding Over		25
26.	Cumulative Remedies		25
27.	Covenants and Conditions		25
28.	Binding Effect; Choice of Law		25
29.	Subordination		26
30.	Attorney's Fees		26
31.	Lessor's Access		26
32.	Auctions		27
33.	Signs		27
34.	Merger		27
35.	Consents		27
36.	Intentionally Omitted		27
37.	Quiet Possession		27
38.	Intentionally Omitted		27
39.	Security Measures		27
40.	Easements		27
41.	Performance Under Protest		28
42.	Authority		28
43.	Conflict		28

44.	Offer	28
45.	Hazardous Materials	28
46.	Exculpation	29

          Exhibit A—Premises

          Exhibit B—Tenant Improvements

          Exhibit C—Rules and Regulations

          Exhibit D—Tenant Move In Questionnaire (Hazardous Materials)

          Exhibit E—Tenant Move out Standards

          Exhibit F—Consent to Sublease

OYSTER POINT BUSINESS PARK

INDUSTRIAL LEASE—MULTI-TENANT

1.    Parties.    This Lease, dated, for reference purposes only, November 22, 2002, is made by and between Shelton International Holdings, Inc., a Hawaii corporation, (herein called "Lessor"), and ChemRx Advanced Technologies, Inc., a California corporation (herein called "Lessee").

2.    Premises, Parking, and Common Areas.

        2.1    Premises.    Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, real property situated in the City of South San Francisco, County of San Mateo, State of California, commonly known as Oyster Point Business Park and described as 385 Oyster Point Blvd., Suite 1, South San Francisco, CA 94080, of approximately 52,200 square feet as shown on "Exhibit A", herein referred to as the "Premises", including rights to the Common Areas as hereinafter specified. The Premises are a portion of a building, herein referred to as the "Building." The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center."

        2.2    Vehicle Parking.    Lessee shall be entitled to 140 vehicle parking spaces, unreserved and unassigned, on those portions of the Common Areas designated by Lessor for parking. Lessee shall not use more parking spaces than said number. Notwithstanding, Lessee's ability to use 140 spaces is the result of a favorable determination by the Bay Coastal and Development Commission (the "BCDC") that allows for the use of additional spaces in the Oyster Cove Marina by the Industrial Center. In the event that the BCDC subsequently revokes the right to use the Marina spaces, Lessee's allocation of parking spaces will decrease to 110. Lessor and Lessee will use good faith efforts to ensure the continued availability of the spaces from the BCDC. Said parking spaces shall be used only for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

          (a)   Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

          b)    If Lessee permits or allows any of the prohibited activities described in paragraph 2.2 (a) of this Lease, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.3    Common Areas—Definition.    The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designated by Lessor from time to time for the general non-exclusive use of Lessor, Lessee, and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, and landscaped areas.

        2.4    Common Areas—Lessee's Rights.    Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers, and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas.

Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, in its sole and absolute discretion and which consent may be revoked at any time. In the event that any unauthorized storage occurs then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.5    Common Areas—Rules and Regulations.    Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable rules and regulations with respect thereto; provided however, that such rules and regulations shall not unreasonably and materially impair Lessee's ability to access, use and enjoy the Premises. Lessee agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center; provided, however, that Lessor shall use reasonable efforts to enforce the rules and regulations uniformly and in a nondiscriminatory manner. See Exhibit C.

        2.6    Common Areas—Changes.    (a) Provided the same shall not unreasonably and materially impair Lessee's ability to access, use and enjoy the Premises, Lessor shall have the right, in Lessor's sole discretion, from time to time: (i) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways; (ii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas; (iv) To add additional buildings and improvements to the Common Areas; (v) To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Industrial Center, or any portion thereof; (vi) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and the Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

          (b)   Lessor shall at all times provide the parking facilities required by applicable law, and in no event shall the number of parking spaces that Lessee is entitled to under paragraph 2.2 be reduced.

3.    Term.

        3.1    Term.    The term of this Lease shall be for Five (5) Years and Zero (0) months commencing on December 1, 2003 and ending on November 30, 2008 unless sooner terminated pursuant to any provision hereof.

        3.2    Possession.    Lessee acknowledges that it is currently in possession of the Premises. Lessee further acknowledges that it has been in possession of the Premises and is thoroughly aware of the condition of the Premises as of the Lease Date. Lessee agrees to accept the Premises and acknowledges that the Premises is suitable for Lessee's intended use and is in good operating order, condition and repair in its existing "AS IS" condition. Lessee further acknowledges and agrees that neither Lessor nor any of Lessor's agents, representatives or employees has made any representations as to the suitability, fitness or condition of (i) the Premises for the conduct of Lessee's business or for any other purpose or (ii) the condition or ownership of any personal property, trade fixtures or equipment within the Premises.

4.    Rent.

        4.1    Base Rent.    Lessee shall pay to Lessor, as Base Rent for the Premises, without notice or any offset or deduction, except as may be otherwise expressly provided in this Lease, on the first day of each month of the term hereof, monthly payments in advance in the amounts set forth below:

    (a)
    December 1, 2003 through November 30, 2004: One Hundred Four Thousand Four Hundred Dollars and Zero Cents. ($104,400.00) per month.

    (b)
    December 1, 2004 through November 30, 2005: One Hundred Seven Thousand Five Hundred Thirty Two Dollars and Zero Cents. ($107,532.00) per month.

    (c)
    December 1, 2005 through November 30, 2006: One Hundred Ten Thousand Seven Hundred Fifty Seven Dollars and Ninety Six Cents. ($110,757.96) per month.

    (d)
    December 1, 2006 through November 30, 2007: One Hundred Fourteen Thousand Eighty Dollars and Seventy Cents. ($114,080.70) per month.

    (e)
    December 1, 2007 through November 30, 2008: One Hundred Seventeen Thousand Five Hundred Three Dollars and Twelve Cents. ($117,503.12) per month.

Lessee shall pay Lessor on October 1, 2003, $104,400.00 as Base Rent and $10,325.00 as estimated Operating Expenses for the month of December, 2003. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

        4.2    Operating Expenses.    Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

          (a)   "Lessee's Share" is defined, for purposes of this Lease, as 63.28% percent.

          (b)   "Operating Expenses" is defined, for the purposes of this Lease, as all costs of management, operation, maintenance, and repair of the Building, and to, the extent allocable to the Building, the Common Areas and the balance of the Industrial Center (provided that Tenant's allocable share of the Industrial Center shall not exceed 12.92 percent (12.92%)), including, without limitation, the wages, salaries, and payroll burden of employees, janitorial, maintenance, guard, landscaping, irrigation, parking, and other services, power, water, waste disposal, and other utilities, materials and supplies, maintenance and repairs (including repaving of the parking areas and replacement of any roofs), environmental risk assessments, insurance, the deductible portion of any insured loss, environmental risk insurance, real property and other taxes and assessments (including any increases resulting from a sale or other change in ownership of the Building or the Industrial Center), depreciation on personal property, the cost of any capital improvements designed to reduce other items of Operating Expenses, plus interest at the rate of ten percent (10%) per annum or such higher cost of funds incurred by Lessor to construct such improvements, amortized over the useful life of such capital improvement (as determined in accordance with generally accepted accounting practices) on a straight line basis. The share of Operating Expenses pertaining to the Common Areas and the balance of the Industrial Center allocated to the Building shall be determined in the reasonable business judgment of Lessor pursuant to commercially reasonable accounting principles, consistently applied. The amount of any charges for any services provided by affiliates, related or designated parties of Lessor which are included in Operating Expenses, shall be reasonable, customary and competitive with charges for similar services of independent contractors in the area where the Industrial Center is located. Notwithstanding the foregoing, Operating Expenses shall not include any of the following: (a) legal fees, brokerage commissions, advertising costs or related expenses in connection with the leasing of space by Lessor; (b) capital repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of any portion of the Industrial Center; (c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Lessor in connection with the Industrial Center; (d) expenses for repair or replacement paid by condemnation awards; (e) costs associated with damage or repairs to the Industrial Center necessitated by the gross negligence or willful misconduct of Lessor or Lessor's employees, agents, contractors or invitees; (f) increases in insurance premiums over those in effect on the commencement date to the extent Lessor or any of its employees, agents or contractors or any other tenant negligently and directly causes Lessor's insurance premiums to increase or obligates Lessor to purchase additional insurance; (g) reserves for Lessor's repair, replacement or improvement of the Industrial Center; (h) executive salaries or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Building; (i) the cost of offsite service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Building; (j) charitable or political contributions or fees paid to trade associations; (k) Lessor's general overhead expenses not related to the Building; (l) all principal, interest, loan fees, and other carrying costs related to any mortgage or deed of trust encumbering the Industrial Center and all rental and other payment due under any ground or underlying lease, unless such costs are directly attributable to Lessee's, its agents' or employees' activities in, on or about the Industrial Center, or as a result of a Lessee's breach or default under this Lease; (m) legal fees, accountant fees and other expenses incurred in disputes with other tenants or occupants or associated with the enforcement of any other leases or defense of Lessor's title to or interest in the Industrial Center or any part thereof; (n) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting, expanding or altering space for tenants or other occupants; (o) any costs, fines, or penalties incurred due to violations by Lessor or any tenant (other than Lessee) of any governmental rule or authority, this Lease or any other lease, or due to Lessor's negligence or willful misconduct; (p) payments for rented equipment, the cost of which equipment would be a capital expenditure if such equipment were purchased by Lessor; provided, however, Operating Expenses will include the rental fees for any equipment rented on an occasional, as-needed basis; (q) services or installations furnished to any tenant which are not furnished to Lessee or quantities of such services furnished to any tenant which are also furnished to Lessee, but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; (r) the cost of any service provided to Lessee or other occupants for which Lessor is entitled to be reimbursed; (s) any management or supervision fee greater than three and one-half (3 1/2%) of gross receipts; and (t) the costs of replacement of the roof, foundation, and structural supports of any portion of the Industrial Center or of any non-structural capital components of the Industrial Center unless the costs of such replacement and capital components are amortized over the useful life of the item.

          (c)   The inclusion of the improvements, facilities, and services set forth in paragraph 4.2(b) in the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor either to have said improvements or facilities or to provide those services unless the Industrial Center already has the same.

          (d)   Lessee's Share of Operating Expenses shall be payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each twelve-month period of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expenses as aforesaid, Lessor will use commercially reasonable efforts to deliver to Lessee within one hundred twenty (120) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expenses next falling due. If Lessee's payments under this paragraph during said preceding year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said statement.

          (e)   Lessor shall make available at its offices (at a mutually convenient time, during normal business hours and not more often than once every calendar year) to Lessee and its agents following Lessee's written request therefor, invoices and other source documents relating to Operating Expenses for the preceding one (1) calendar year. Any such accounting firm designated by Lessee may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Lessee and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Lessor and its authorized agents. Lessor and Lessee each shall use good faith efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Lessor and Lessee in the accounting of such costs and expenses If it is determined from Lessee's audit of such Operating Expenses that Lessee was overcharged by more than four percent (4%), such overcharge shall entitle Lessee to a credit against its next payment of Operating Expenses in the amount of the overcharge and the costs associated with the audit (and, if such credit occurs following the expiration of the Term, Lessor shall promptly pay the amount of such credit to Lessee). If the audit determines that the Lessee was overcharged less than four percent (4%), such overcharge shall entitle Lessee to credit against its next payment of Operating Expenses the amount of the overcharge and Lessee shall pay for all costs associated with the audit. If the audit shall determine that Lessee was undercharged for the Operating Expenses, Lessee shall promptly pay the amount of such undercharge to Lessor and Lessee shall pay for all costs associated with the audit. Notwithstanding anything to the contrary herein, any Operating Expenses attributable to a period which falls only partially within the term of this Lease shall be prorated between Lessor and Lessee so that Lessee shall pay only that portion thereof which the part of such period within the Lease term bears to the entire period.

5.    Security Deposit.    On November 22, 2003, Lessee will deliver to Lessor, as the Security Deposit to insure the faithful performance by Lessee of its obligations under this Lease, a letter of credit in a form and from a bank reasonably approved by Lessor in the amount of Six Hundred Twenty Six Thousand Four Hundred Dollars ($626,400.00). Simultaneously upon payment by Lessor to Lessee of amounts owing for Tenant Improvements as set forth in Exhibit B to this Lease, Lessee shall deliver a second letter of credit, in a form and from a bank reasonably approved by Lessor, in an amount equal to the Tenant Improvement Allowance actually paid by Lessor to Lessee. Individually and collectively, the first and second letters of credit are hereinafter referred to as the "Letter of Credit." The sole conditions to drawing the Letter of Credit will be the presentation of the original Letter of Credit by Lessor. The bank or financial institution issuing the Letter of Credit must have a branch in San Francisco, California that is authorized to negotiate letters of credit. The Letter of Credit must be fully assignable by the Lessor (but at Lessor's expense). If Lessee is in default hereunder beyond the expiration of all applicable notice and cure periods, Lessor may, but without obligation to do so, draw that portion of the Letter of Credit necessary to cure the default or to compensate Lessor for all actual damages to the extent sustained by Lessor in connection therewith. Lessee shall maintain a current Letter of Credit throughout the duration of the Lease and shall immediately replace any Letter of Credit that has expired. The terms of the Letter of Credit must provide that the Letter of Credit automatically renew each year during the term of this Lease unless Lessor receives no less than thirty (30) days prior written notice from the issuing bank or financial institution. Only in the event that Lessor receives notice that the Letter of Credit will not renew, and Lessee fails to replace the Letter of

Credit within twenty (20) days of receipt of the non-renewal notice, Lessor shall have the right to draw all of the Letter of Credit and to hold it as a cash Security Deposit until such time as Lessee shall have re-instituted the Letter of Credit to its full amount. Notwithstanding anything to the contrary set forth in this Lease, and except to the extent Lessor shall have the right to draw down on the entire amount of the Letter of Credit under the circumstances set forth in the preceding sentence, in the event Lessor draws down on any Letter of Credit held by Lessor pursuant to this Lease and the sums drawn down by Lessor shall be in excess of the funds necessary to cure a default by Lessee or otherwise compensate Lessor for the actual damages sustained by Lessor as a result of Lessee's default in accordance with the terms of this Section 5, Lessor shall immediately deliver to Lessee such excess funds and Lessor shall indemnify Lessee against any costs incurred by Lessee to reinstate the Letter of Credit with the bank or financial institution issuing the Letter of Credit as required by this Section 5. Failure to maintain a current Letter of Credit is a material default of the Lease.

        In the event that Lessor draws on the Letter of Credit pursuant to this Section 5 to compensate Lessor for actual damages sustained by Lessor as a result of any such default, Lessee must, immediately on demand and at the election of Lessor, either (i) provide Lessor with a replacement Letter of Credit in the amount of the full Letter of Credit or an additional Letter of Credit in an amount such that all Letters of Credit applicable to the Premises equal the amount of the fully funded Letter of Credit; or (ii) deposit funds with Lessor to increase the total amount of the Security Deposit held by Lessor to the amount of the Letter of Credit.

        Within thirty (30) days after the expiration or termination of this Lease, Lessor will return the Letter of Credit or the Security Deposit to Lessee, less any amounts that are reasonably necessary, as determined by Lessor in its reasonable discretion, to remedy Lessee's defaults hereunder or otherwise restore the Premises to a clean and safe condition, reasonable wear and tear and events of casualty and condemnation excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit or Letter of Credit, Lessee will immediately deliver to Lessor any excess sums.

        If Lessor draws any or all of the Letter of Credit pursuant to the terms of this Section, then Lessor is not required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Lessee is not entitled to interest on the Security Deposit. Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions or law, now or hereafter in effect that provide that limit the types of damages to which a security deposit may be applied, it being agreed that Lessor may claim those sums reasonably necessary to compensate Lessor for any loss or damage, foreseeable or unforeseeable, caused by the act or omission of Lessee or any officer, employee, agent or invitee of Lessee. For the duration of this Lease, in no event or circumstance shall Lessee have the right to any use or application of the Security Deposit and, specifically, Lessee may not use the Security Deposit or the Letter of Credit as the last month's Rent, as a credit or to otherwise offset any payments required hereunder.

6.    Use.

        6.1    Use.    The Premises shall be used and occupied only for the operation of a general office and administrative use and scientific research and other activities permitted by Applicable Regulations, provided that no such use shall be permitted which would in any way (a) violate any conditions, covenants, and restrictions applicable to the Premises, the Building, or the Industrial Center, (b) involve in any fashion the manufacture, storage, or release on or from the Premises of hazardous or toxic substances or materials other than as provided for in Exhibit D or in violation of Applicable Regulations (as defined herein), (c) render economically infeasible or unobtainable any insurance required hereunder, or (d) increase the amount of real property tax or insurance premiums payable by Lessor under this Lease (but only to the extent caused by uses beyond general office and general scientific research of the scope and nature that Lessee conducts on the Lease Date or unless Lessee is willing to compensate Lessor for such increases). Lessor and Lessee shall use reasonable efforts to cure such situation such that the

Premises may be legally used for use consistent with the use by Lessee as of the commencement of this Lease and the permitted use set forth in this paragraph.

        6.2    Compliance with Law.    Lessee shall, at its sole cost and expense, comply with (a) all governmental laws, rules, regulations, and orders, (b) all rules, regulations, and orders of a national or local Board of Fire Underwriters or other bodies performing a similar function, and (c) any covenants and restrictions in effect during the term or any part of the term hereof and applicable to the Premises. Lessee shall take all steps necessary to effect such compliance; and to the extent caused by Lessee's specific use of the Premises, Lessee's obligation therefor shall be unqualified, regardless of the unforeseeable, extraordinary, or structural character of the work required for compliance. It is the intention of the parties that Lessee shall assume the entire responsibility for complying with all such laws, requirements, rules, orders, ordinances, and regulations relating to Lessee's specific use of the Premises and be solely responsible for obtaining all the necessary licenses, permits and approvals from the City of South San Francisco related to Lessee's use of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there should be more than one tenant in the Building, will tend to disturb such other tenants.

        6.3    Condition of Premises.    Except as otherwise provided in this Lease or on Exhibit A hereto, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

7.    Maintenance, Repairs, Alterations, and Common Area Services.

        7.1    Lessor's Obligations.    Subject to the provisions of paragraphs 4.2 (Operating Expenses), 6 (Use), 7.2 (Lessee's Obligations), and 9 (Damage or Destruction) and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers, or invitees, in which event Lessee shall repair the damage, Lessor, at Lessor's expense, subject to reimbursement pursuant to paragraph 4.2, shall, consistent with similar industrial projects in the South San Francisco area, keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs, and utility installations of the Common Areas and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to paragraph 4.2. Lessor shall not, however, be obligated to paint the interior surface of exterior walls, nor shall Lessor be required to maintain, repair, or replace the interior or exterior windows, doors, or plate glass of the Premises. In no event will Lessor be obligated to paint the exterior of the Premises or the Building more than once every eight (8) years. Lessor shall have no obligation to make repairs under this paragraph 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition, and repair. Lessor shall not be liable for damage or loss of any kind or nature by reason of Lessor's failure to furnish any Common Area services when such failure is not due to the gross negligence or willful misconduct of Lessor or is caused by accident, breakage, repair, strike, lockout, or other labor disturbance or dispute of any character, or by any other cause beyond the reasonable control of Lessor. Lessee may make a necessary repair in contravention of this section only in the case of an emergency. Notwithstanding the foregoing, in the event of the failure to furnish, any stoppage of or other interruption in the furnishing of the services or utilities which Lessor provides as of the commencement of this Lease or is otherwise required to provide under this Lease which causes the Premises to become "Practicably Unusable" (as defined below) by Lessee for the permitted use (hereinafter referred to as a "Basic Services Failure"), which Basic Services Failure (i) continues for two (2) consecutive business days, (ii) such failure, stoppage or interruption is caused by the gross negligence or willful misconduct of Lessor, whether thorough an act or omission (which Lessor has a duty to act), and (iii) is not caused by any negligent act or omission of Lessee, its agents, employees or contractors, then Lessee shall be entitled to an abatement of Monthly Rent and Operating Expenses in proportion to the area of the Premises that is rendered Practicably Unusable by such Basic Service Failure, with such abatement to begin on the third (3rd) business day after the receipt by Lessor of written notice of such occurrence and continuing until such Basic Services Failure has been cured. "Practicably Unusable" shall mean that Lessee cannot and does not use the applicable portion of the Premises for the conduct of its business in substantially the same manner as prior to such interruption. Lessor does not make any representation or warranty as to the condition or fitness of any of the personal property, equipment or fixtures located in the Premises. Except to the extent set forth to the contrary in this Lease, any costs to repair, maintain or remove said personal property, equipment or fixtures shall be borne by Lessee.

        7.2    Lessee's Obligations.

          (a)   Subject to the provisions of paragraphs 6 (Use), 7.1 (Lessor's Obligations), and 9 (Damage or Destruction), Lessee, at its expense, shall keep in good order, condition, and repair the Premises and every part thereof (whether or not a damaged portion of the Premises or the means of repairing the same is reasonably or readily accessible to Lessee), including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems serving the Premises, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, interior and exterior windows, interior doors, plate glass, and skylights located within the Premises. Lessee will deliver a bi-annual statement to Lessor, executed by a currently licensed, certified HVAC technician, stating that the HVAC system is subject to regular, routine maintenance and a complete description of all such maintenance and repair activities and expenditures. On December 1, 2003, Lessee will provide Lessor with written records of HVAC maintenance and repair for the previous twelve (12) months. In the event that any repair to the HVAC exceeds fifty percent (50%) of the cost of replacing the HVAC unit, Lessor will be obligated to make said repair, the costs of which shall be at Lessor's sole cost and expense.

          (b)   If Lessee fails to perform its obligations under this paragraph 7.2, Exhibit C or under any other paragraph of this Lease, Lessor may enter upon the Premises after ten (10) business days' prior written notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition, and repair, and the out of pocket cost thereof reasonably and actually incurred by Lessor therefor together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment; provided, however, that if more than ten (10) business days are reasonably required for Lessee to perform such obligations, Lessee shall have such longer period of time as is required to perform such obligations so long as Lessee takes appropriate action to commence performance of such obligations within such ten (10) business day period and diligently prosecutes the performance of such obligations to completion.

          (c)   To the extent applicable to the Premises, if Lessor fails to perform its obligations under this Lease, Lessee may after ninety (90) days' prior written notice to Lessor (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessor's behalf, and put that portion of the Building or Premises affecting Lessee's ability to access, use or enjoy the Premises in good order, condition, and repair; provided, however, that if more than ninety (90) days are reasonably required for Lessor to perform such obligations, Lessor shall have such longer period of time as is required to perform such obligations so long as Lessor takes appropriate action to commence performance of such obligations within such ninety (90) day period and diligently prosecutes the performance of such obligations to completion. In the event that Lessee performs a repair in accordance with this paragraph, including in the case of an emergency repair, Lessee shall be entitled to reimbursement from Lessor of the out of pocket cost thereof reasonably and actually incurred by Lessee, following receipt of reasonable supporting documentation and proof of payment.

          (d)   On the last day of the term hereof, or on any sooner termination, Lessee shall, except to the extent set forth in this Lease, surrender the Premises to Lessor in the same condition as received, ordinary wear and tear and events of casualty and condemnation excepted, clean and free of debris and free of Lessee's personal property and trade fixtures. Any damage to or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices (provided, however, that in no event shall Lessee be responsible for returning the Premises to a condition superior to that which existed on the date Lessee first took occupancy of the Premises). Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings, and equipment. Notwithstanding anything in this Lease to the contrary, and except for those items listed on Exhibit E, Lessee shall remove all personal property, trade fixtures and equipment from the Premises upon the expiration or termination of this Lease and shall repair any damage resulting from said removal unless Lessor agrees otherwise in writing at the time of installation of said equipment or fixture.

        7.3    Alterations and Additions.

          (a)   Lessee shall not, without Lessor's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, make any alterations, improvements, additions, or Utility Installations in, on, or about the Premises, or the Industrial Center, except for nonstructural alterations to the Premises with a cumulative cost for such alterations project not expected to exceed Twenty-Five Thousand Dollars ($25,000) per occurrence. In any event, regardless of the expected cost, Lessee shall make no change or alteration to the exterior of the Premises, the Building or the Industrial Center or to the Building structure or Building systems, without Lessor's prior written consent, in Lessor's sole and absolute discretion. As used in this paragraph 7.3 the term "Utility Installation" shall mean, to the extent the same are physically attached to the Premises and not capable of removal without causing damage to the Premises, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions, or Utility Installations at the expiration of the term hereof, and restore the Premises and the Industrial Center to the same condition as received, ordinary wear and tear and events of casualty and condemnation excepted. For projects with an expected cost exceeding one hundred thousand dollars ($100,000), Lessor may, upon written request, require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, or a reasonable alternative form of security for completion of such project, to insure Lessor against any liability for mechanics and materialmen's liens, and to insure completion of the work. Should Lessee make any alterations, improvements, additions, or Utility Installations to the Premises, which, pursuant to the terms of this Lease, require Lessor's prior approval, without the prior approval of Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any or all of the same.

          (b)   Any alterations, improvements, additions, or Utility Installations in or about the Premises or the Industrial Center that Lessee desires to make and that require the consent of Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor gives its consent thereto, the consent shall, if applicable, be deemed conditioned upon Lessee's acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work, and the compliance by Lessee with all conditions of said permit in a prompt and expeditious manner. Payment of any fees or assessments charged by any governmental agency as a result of Lessee's permit application will be the sole responsibility of Lessee.

          (c)   Lessee shall pay, when due, all claims for labor or materials to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics or materialmen's lien against the Premises, or the Industrial Center, or any interest therein. Lessee shall give Lessor not less than fifteen (15) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee, in good faith, contests the validity of any such lien, claim, or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises or the Industrial Center, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Premises and the Industrial Center free from the effect of such lien or claim.

          (d)   All alterations, improvements, additions, and Utility Installations which constitute fixtures on the Premises shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor, at the time of consenting to such alterations, improvements, additions, and Utility Installations provides written notice of the requirement that all or any portion of the same be removed pursuant to paragraph 7.3(a). Notwithstanding the provisions of this paragraph 7.3(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

          (e)   Lessee shall have the right, at Lessee's sole cost and upon Lessor's reasonable consent (which consent Lessor shall not unreasonably withhold, condition or delay), to access and use Lessee's share of the Building's (i) roof to repair, replace or maintain existing HVAC equipment and/or to install, repair or maintain reasonable telecommunication devices, such as satellite dishes and antennae or other similar devices, for Lessee's personal use only for the purpose of receiving and sending radio, television, computer, telephone or other communications signals (collectively, "Rooftop Devices") and (ii) internal passageways, shafts, utility connections, risers and conduits in order to connect such Rooftop Devices and Lessee's security system to the Premises. Lessee shall advise Lessor at least twenty (20) days in advance of the planned installation of such devices or systems. Lessee shall have the right to install additional HVAC equipment on the roof of the Premises, subject to the reasonable consent of Lessor, which shall not be unreasonably withheld or delayed. Lessee will be responsible for any damage to the Building caused by installing or removing such devices or systems. Additionally, Lessee shall have the right, upon Lessor's reasonable consent (which consent Lessor shall not unreasonably withhold, condition, or delay) to install one or more back up power generators, as reasonably required by Lessee. Without limiting the generality of the foregoing, Lessee acknowledges that it is reasonable for Lessor to withhold its consent under this section for any device that (i) interferes with any existing equipment, (ii) interferes with any other tenant's quiet enjoyment of their premises, or (iii) if it is visible from the exterior portions of the Industrial Park.

        7.4    Utility Additions.    Lessor reserves the right to install new or additional utility facilities throughout the Building and the Common Areas for the benefit of Lessor or Lessee, or any other lessee of the Industrial Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's access to, or use and occupancy of the Premises.

        7.5    Alterations Required by Law.    Except to the extent set forth to the contrary in this Lease, Lessee shall pay to Lessor as additional rent the cost of any structural or nonstructural alteration, addition, or change to the Building and/or at Lessor's reasonable election, shall promptly make, at Lessee's sole expense and in accordance with the provisions of paragraph 7.1 above, any structural or nonstructural alteration, addition, or change to the Premises required to comply with laws, regulations, ordinances, or orders of any public agencies, whether now existing or hereafter promulgated, where such alterations, additions, or changes are required solely by reason of: Lessee's or Lessee's agents' acts; Lessee's specific use or change of use of the Premises (not including the permitted use set forth in Section 6.1 of this Lease); alterations or improvements to the Premises made by or for Lessee; Lessee's application for any permit or governmental approval; or pursuant to the Americans with Disabilities Act, 42 U.S.C. §§12101-12213, as amended (including administrative, judicial, and legislative interpretations, rulings, and clarifications relating thereto) ("ADA").

8.    Insurance; Indemnity.

        8.1    Liability Insurance—Lessee.    Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of General Commercial Liability Insurance insuring Lessee and Lessor against any liability arising out of Lessee's use, occupancy, or maintenance of the Premises and the Industrial Center. Such insurance shall be in an amount not less than Three Million Dollars ($3,000,000) combined single limit for each occurrence for bodily injury and property damage liability. The policy shall insure performance by Lessee of the indemnity provisions of this paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

        8.2    Property Insurance—Lessee.    In addition to such liability insurance policy, Lessee shall at all times maintain in force on all of its fixtures, equipment and tenant improvements in the Premises a policy or policies of insurance covering losses or damage in an amount equal to the full replacement value of same and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, special extended perils, "all risk", plate glass insurance, business interruption and such other insurance as Lessor may reasonably request.

        8.3    Liability Insurance—Lessor.    Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy, or maintenance of the Industrial Center, in an amount not less than $1,000,000.00 per occurrence. The policy shall insure performance by Lessor of the indemnity provisions of this paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessor hereunder.

        8.4    Property Insurance—Lessor.    Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance, covering loss or damage to the Industrial Center improvements, but not Lessee's personal property fixtures, equipment, or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event the same is required by a lender having a lien on the Premises), special extended perils ("all risk", as such term is used in the insurance industry), and plate glass insurance. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of not less than one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. In the event that the Premises suffer an insured loss as defined in paragraph 9.1(g) hereof, Lessee's Share of the deductible amounts under the casualty insurance policies relating to the Premises shall be paid by Lessee as an Operating Expense.

        8.5    Payment of Premium Increase.

          (a)   After the term of this Lease has commenced, Lessee shall not be responsible for paying Lessee's share of any increase in the property insurance premium for the Industrial Center specified by Lessor's insurance carrier as being caused by the use, acts, or omissions of any other lessee of the Industrial Center, or by the nature of such other lessee's occupancy that creates an extraordinary or unusual risk.

          (b)   Lessee, however, shall pay the entirety of any increase in the property insurance premium for the Industrial Center over what it was immediately prior to the commencement of the term of this Lease if the increase is reasonably specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy (other than use by Lessee of the Premises for the permitted use set forth in Section 6.1) or any act or omission of Lessee.

        8.6    Insurance Policies.    Insurance required hereunder shall be with companies holding a "General Policyholders Rating" of at least A-:VII, or such other rating as may be reasonably required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything that invalidates the insurance policies carried by Lessor. Any deductible amounts under any of the insurance policies required hereunder shall not exceed Twenty-Five Thousand Dollars ($25,000). Lessee shall deliver to Lessor copies of insurance certificates evidencing the existence and amounts of the insurance required hereunder prior to the commencement date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor (except that only ten (10) days notice shall be required prior to cancellation due to Lessee's non-payment of premium). Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with certificates evidencing the replacement, renewal or "binders" for such coverage.

        8.7    Waiver of Subrogation.    Lessee and Lessor each hereby release and relieve the other with respect to, and waive their entire right of recovery against the other for, loss or damage arising out of or incident to the perils insured against which perils occur in, on, or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors, and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

        8.8    Indemnity.

          (a)   Lessee shall indemnify, defend (with counsel reasonably acceptable to Lessor), and hold harmless Lessor from and against any and all claims to the extent arising from Lessee's use of the Industrial Center, or from the conduct of Lessee's business or from any activity, work, or thing done, permitted, or suffered by Lessee or occurring in or about the Premises or elsewhere (except to the extent caused by Lessor's gross negligence or willful misconduct) and shall further indemnify, defend, and hold harmless Lessor from and against any and all claims to the extent arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or to the extent arising from any act or omission of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, reasonable attorney's fees, expenses, and liabilities reasonably incurred in the defense of any such claim or any action or proceedings brought thereon; and in case any action or proceedings be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor (which notice Lessor shall provide immediately upon knowledge of such claim) shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor, and Lessor shall cooperate with Lessee in such defense. The indemnification obligations set forth in this paragraph 8.8 shall survive the termination or expiration of this Lease.

          (b)   Lessor shall indemnify, defend (with counsel reasonably acceptable to Lessee), and hold harmless Lessee from and against any and all claims to the extent arising from Lessor's gross negligence or willful misconduct, whether through act or omission, or any of Lessor's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceedings brought thereon; and in case any action or proceedings be brought against Lessee by reason of any such claim, Lessor upon notice from Lessee shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee, and Lessee shall cooperate with Lessor in such defense. The indemnification obligations set forth in this paragraph 8.8 shall survive the termination or expiration of this Lease.

        8.9    Exemption of Lessor from Liability.    Lessee hereby agrees that Lessor shall not be liable to Lessee for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Industrial Center, nor shall Lessor be liable to Lessee for injury to the person of Lessee, Lessee's employees, agents, or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions to the extent arising upon the Premises or upon other portions of the Industrial Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable to Lessee for any damages to the extent arising from any act or neglect of any other lessee, occupant, or user of the Industrial Center, nor from the failure of Lessor to enforce the provisions of any other lease of the Industrial Center. The foregoing exemption of Lessor from liability set forth in the two preceding sentences shall not extend to any liability of Lessor arising out of the gross negligence or willful misconduct of Lessor or Lessor's employees.

        8.10    Increased Coverage.    Not more frequently than once every year, Lessee shall increase the amounts of insurance as follows: (a) as recommended by Lessor's insurance broker, provided that the amount of insurance recommended by such broker shall not exceed the amount customarily required of tenants in comparable projects located within the general area of the Industrial Center, or (b) as reasonably required by Lessor's lender.

9.    Damage or Destruction.

        9.1    Definitions.

          (a)   "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent (50%) of the then replacement cost of the Premises.

          (b)   "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then replacement cost of the Premises.

          (c)   "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then replacement cost of the Building.

          (d)   "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then replacement cost of the Building.

          (e)   "Industrial Center Buildings" shall mean all of the buildings on the Industrial Center site.

          (f)    "Industrial Center Buildings Total Destruction" shall mean if the Industrial Center Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then replacement cost of the Industrial Center Buildings.

          (g)   "Insured Loss" shall mean damage or destruction that was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

          (h)   "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to substantially the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees.

        9.2    Premises Partial Damage; Premises Building Partial Damage.

          (a)   Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, and any rights of Lessor's mortgagee, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage to the Premises, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

          (b)   Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage that is not an Insured Loss and that falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at its expense), which damage materially impairs Lessee's ability to access, use or enjoy the Premises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within twenty (20) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within twenty (20) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such thirty (30) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

        9.3    Premises Total Destruction; Premises Building Total Destruction; Industrial Center Buildings Total Destruction.    Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and such damage falls into the classification of (a) Premises Total Destruction, or (b) Premises Building Total Destruction, or (c) Industrial Center Buildings Total Destruction, then Lessor may at its option either (y) repair such damage, but not Lessee's fixtures, equipment, or tenant improvements, as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect, or (z) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage, of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

        9.4    Damage Near End of Term.    Subject to paragraph 9.5(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, and such damage falls within the classification of Premises Partial Damage, Lessor may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage.

        9.5    Abatement of Rent; Lessee's Remedies.

          (a)   In the event Lessor repairs or restores the Premises pursuant to the provisions of this paragraph 9, the rent payable hereunder for the period during which such damage, repair, or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, or restoration.

          (b)   If Lessor is obligated to repair or restore the Premises under the provisions of this paragraph 9 and does not commence such repair or restoration within either (i) sixty (60) days after such obligation accrues or (ii) thirty (30) days following Lessor's receipt of the necessary permits (provided that Lessor has used commercially reasonable efforts to obtain the same), whichever occurs last, and Lessor shall not reasonably continue such work until completion, Lessee may at its option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

          (c)   Lessee shall have the right to terminate this Lease by giving Lessor written notice of Lessee's election to do so in the event if there is a Premises Total Destruction, Building Total Destruction, or Industrial Center Buildings Total Destruction which occurs during the last twelve (12) months of the lease term.

        9.6    Termination—Advance Payments.    Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

        9.7    Waiver.    Lessor and Lessee waive the provisions of any statute that relate to termination of leases when leased property is destroyed, and agree that any such event shall be governed by the terms of this Lease.

10.    Real Property Taxes.

        10.1    Payment of Taxes.    Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Industrial Center, subject to reimbursement by Lessee of Lessee's Share of such tax in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

        10.2    Additional Improvements.    Lessee shall not be responsible for paying Lessee's Share of any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees or Lessor. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(b) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

        10.3    Definition of "Real Property Tax."    As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary, or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy, or tax (other than inheritance, personal income, or estate taxes) imposed on the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, as against any legal or equitable interest of Lessor in the Industrial Center or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Industrial Center. The term "real property tax" shall also include any tax, fee, levy, assessment, or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within the definition of "real property tax," or (b) the nature of which was hereinbefore included within the definition of "real property tax," or (c) which is imposed for a service or right that was not charged prior to June 1, 1978, or, if previously charged, that has been increased since June 1, 1978, or (d) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Industrial Center or which is added to a tax or charge hereinbefore included within the definition of "real property tax" by reason of such transfer, or (e) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. Notwithstanding the foregoing, "real property taxes" shall not include Lessor's federal or state income, franchise, inheritance or estate taxes, capital, stock, succession, gift, estate tax; any item to the extent otherwise included in Operating Expenses; costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the project other than the work or improvements to the Premises made by or for Lessee (except as set forth above), including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans associated with the initial tenant improvements to the Premises outlined in Exhibit B or assessed directly against any other tenant; or reserves for future taxes. If any real property taxes are payable in installments over a period of time, Lessor shall pay such taxes in installments over the maximum period of time permitted by Applicable Regulations and Lessee shall be liable only for the payment of those installments falling due and payable during the Lease term, with appropriate proration for fractional years. Lessor shall reimburse Lessee for any amount paid by Lessee for taxes that is later refunded to Lessor or otherwise reduced after first deducting Lessor's reasonable costs of prosecution.

        10.4    Joint Assessment.    If the Industrial Center is not separately assessed, Lessee's Share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

        10.5    Personal Property Taxes.

          (a)   Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Lessor.

          (b)   If any of Lessee's said personal property is assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.    Utilities.    Lessee shall pay for all water, gas, heat, light, power, telephone, and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay, at Lessor's option, either Lessee's Share or a reasonable proportion to be reasonably determined by Lessor of all charges jointly metered with other premises in the Building.

12.    Assignment and Subletting.

        12.1    Lessor's Consent Required.    Lessee shall not voluntarily or by operation of law assign, transfer, sublet, or otherwise transfer all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold, condition or delay. Lessor shall respond in writing to Lessee's request for consent hereunder within fifteen (15) business days (which response shall include a reasonable explanation of why such consent has not been granted, if applicable), provided that any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void, and shall constitute a breach of this Lease. Lessor's consent to any sublease, assignment or transfer will be in a form substantially similar to Exhibit F attached hereto, executed by Lessee and Lessee's assignee, sublessee or transferee.

        12.2    Lessee Affiliate.    Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation that controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from a merger or consolidation with Lessee, or to any person or entity that acquires all the assets of Lessee, all of which are referred to as a "Lessee Affiliate," provided that before such assignment or subletting is effective, said assignee or sublessee shall assume, in full, the obligations of Lessee under this Lease. Lessee Affiliate's assumption shall be in a form reasonably approved by Lessor and delivered to Lessor before the assignment or sublease will be effective. Any such assignment or subletting shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary. For purposes of this Lease, a public offering of Lessee stock or a transfer of less than fifty (50%) percent ownership interest in Lessee is a permitted transfer that shall not require the consent of Lessor, notwithstanding anything to the contrary set forth in this paragraph 12. The term "control" as used herein means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. The excess consideration provisions of paragraph 12.6 of this Lease shall not apply to an assignment or sublease by Lessee to a Lessee Affiliate.

        12.3    Terms and Conditions of Assignment.    Regardless of Lessor's consent, no assignment shall release Lessee of its obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee, pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or successor. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of

Lessee, and without obtaining its or their consent thereto, and such action shall not relieve Lessee of liability under this Lease.

        12.4    Terms and Conditions Applicable to Subletting.    Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

          (a)   Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income to the extent arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply the same toward Lessee's obligations under this Lease; provided, however, that until a material default occurs in the performance of Lessee's obligations under this Lease, Lessee may receive, collect, and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right to claim against such sublessee or Lessor for any such rents so paid by such sublessee to Lessor.

          (b)   No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor (which Lessor shall not unreasonably withhold, condition or delay), and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent (which Lessor shall not unreasonably withhold, condition or delay). Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

          (c)   If Lessee's obligations under this Lease have been guaranteed by third parties, then a sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

          (d)   The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

          (e)   The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability.

          (f)    In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors, or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (g)   In the event Lessee materially defaults in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee for any other prior defaults of Lessee under such sublease.

          (h)   No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent, which consent Lessor shall not unreasonably withhold, condition or delay.

          (i)    Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by Lessee, nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

        12.5    Attorney's Fees/Assignment and Subletting.    In the event Lessee assigns or sublets the Premises or requests the consent of Lessor to any assignment or subletting or if Lessee requests the consent of Lessor to any act Lessee proposes to do, then Lessee shall pay Lessor's reasonable attorney's fees actually incurred in connection therewith, not to exceed one thousand five hundred dollars ($1,500.00) per requested consent.

        12.6    General Conditions to Assignment and Subletting.

          (a)   If Lessee is a privately held corporation, or is an unincorporated association or partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership in excess of forty-nine percent (49%) in the aggregate shall be deemed an assignment or transfer within the meaning and provisions of this paragraph 12. If Lessee is a publicly held corporation, the public trading of stock in Lessee shall not be deemed an assignment or transfer within the meaning of this paragraph.

          (b)   In connection with any request for Lessor's consent to a proposed assignment of this Lease or a proposed sublease of all or part of the Premises, Lessee shall give written notice to Lessor identifying: (i) the intended assignee or subtenant by name and address, (ii) the terms of the intended assignment or sublease, and the nature of the business of the proposed assignee or sublessee, together with current financial statements for the proposed assignee or sublessee (which financials in the case of an assignee shall be audited or certified by an officer or principal of the assignee) and, (iii) thereafter, any other information that Lessor may reasonably request.

          (c)   Lessor's consent to a proposed assignment or sublet shall not be withheld, conditioned or delayed unreasonably, and shall be granted or refused in writing within fifteen (15) business days after Lessor's receipt of all of the information that Lessee is required to deliver to Lessor pursuant to subsections (i) and (ii) of paragraph 12.6(b). If Lessor refuses such consent, Lessor shall state in writing the basis for such refusal in reasonable detail. Without limiting the other instances in which it may be reasonable for Lessor to withhold its consent to an assignment or subletting, Lessor and Lessee acknowledge that it shall be reasonable for Lessor to withhold its consent in the following instances:

            1.     The use of the Premises by the proposed assignee or sublessee would involve occupancy in violation of paragraph 6 of this Lease;

            2.     In Lessor's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Lessor or its investments advisors for the other tenants under the leases with comparable terms (provided, however, that this subsection 12.6(c)(2) shall not be a reasonable basis for Lessor to withhold its consent in the event Lessee shall remain liable for the payment of rent and performance of all of the obligations of Lessee to be performed under this Lease);

            3.     Lessor has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

            4.     The use of the Premises by the proposed assignee or subtenant would violate Applicable Regulations;

            5.     The proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this paragraph 12; or

            6.     Lessee is in material default of any of its obligations under this Lease.

          (d)   In the case of an assignment to any party other than a Lessee Affiliate, fifty percent (50%) of any sum or other economic consideration received by Lessee as a result of such assignment shall be paid to Lessor after first deducting the cost of any actual attorneys' fees, real estate commissions, rental concessions that are customary in the market at that time, and tenant improvements constructed specifically for the assignee incurred in connection with such assignment. In the case of a subletting to any party other than a Lessee Affiliate, fifty percent (50%) any sum or economic consideration received by Lessee as a result of such subletting in excess of the monthly rental due hereunder (such monthly rental prorated if necessary to reflect only rental allocable to the sublet portion of the Premises) shall be paid to Lessor after first deducting (i) the cost of leasehold improvements made to the sublet portion of the Premises at Lessee's cost for the specific benefit of the sublessee, and (ii) the cost of any attorneys' fees, real estate commissions and any rental concessions that are customary in the market at the time that are incurred in connection with such subletting.

        12.7    Leasehold Mortgage.    Notwithstanding any provision in this Lease to the contrary, Lessee may not, without the prior consent of Lessor, which consent may be withheld in its sole and absolute discretion, mortgage, pledge, hypothecate or encumber the leasehold interest granted under this Lease, whether voluntary of by operation of law. Any mortgage effected without the approval of Lessor shall constitute a material default under the Lease. Lessor's approval will not be construed to require Lessor to provide any leasehold mortgagee with any notice of default or otherwise under this Lease.

13.    Default; Remedies.

        13.1    Default.    The occurrence of any one or more of the following events and its continuance beyond all applicable notice and cure periods available to Lessee shall constitute a material default of this Lease by Lessee:

          (a)   The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder within five (5) business days from receipt of written notice of non-payment from Lessor. Written notice provided under this section will be in lieu of the statutory three day notice to pay or quit rent.

          (b)   The failure of Lessee to reinstate the Letter of Credit or the Security Deposit within five (5) business days of demand from Lessor.

          (c)   Except as otherwise provided in this Lease, the material failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than as described in paragraphs (a) or (b) above, where such failure continues for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

          (d)   (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

          (e)   The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee, or any guarantor of Lessee's obligations hereunder, was materially false.

        13.2    Remedies.    In the event of any such material default by Lessee which continues beyond the expiration of all applicable notice and cure periods available to Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy that Lessor may have by reason of such default:

          (a)   Terminate this Lease or Lessee's right to possession of the Premises by notice to Lessee or any other lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee:

              (i)  The worth at the time of award of the unpaid rentals which had been earned at the time of termination;

             (ii)  The worth at the time of award of the amount by which the unpaid rentals that would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

            (iii)  The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1) percent) of the amount by which the unpaid rentals for the balance of the term hereof after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

            (iv)  Any other amounts actually and reasonably incurred by Lessor necessary to compensate Lessor for detriment proximately caused by the default by Lessee or which in the ordinary course of events would likely result, including without limitation the reasonable costs and expenses incurred by Lessor for:

              (A)  Retaking possession of the Premises;

              (B)  Cleaning and making repairs and alterations (including installation of leasehold improvements, whether or not the same shall be funded by a reduction of rent, direct payment, or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting;

              (C)  Removing, transporting, and storing any of Lessee's property left at the Premises (although Lessor shall have no obligation to remove, transport, or store any of the property);

              (D)  Reletting the Premises, including without limitation brokerage commissions, advertising costs, and attorney's fees;

              (E)  Attorneys' fees, expert witness fees, and court costs;

              (F)  Any unamortized real estate brokerage commissions paid in connection with this Lease; and

              (G)  Costs of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, utilities, and security precautions, if any.

  The "worth at the time of award" of the amounts referred to in paragraphs 13.2(a)(i) and (ii) is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the 25th day of the month immediately preceding the default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended.

          (b)   Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee has vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. In such event, Lessor may also elect to relet the Premises for the account of Lessee for a period, which may extend beyond the term hereof, and for such other terms as Lessor may reasonably deem appropriate. Lessee shall reimburse Lessor upon demand for all costs incurred by Lessor in connection with such reletting, including, without limitation, necessary restoration, renovation, or improvement costs, attorneys' fees, and brokerage commissions. The proceeds of such reletting shall be applied first to any sums then due and payable to Lessor from Lessee, including the reimbursement described above. The balance, if any, shall be applied to the payment of future rent as it becomes due hereunder. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Lessor to protect its interest under this Lease shall not constitute a termination of Lessee's right to possession. The parties acknowledge that the remedy provided in California Civil Code Section 1951.4 is included within the scope of this paragraph 13.2(b).

          (c)   Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

          (d)   If Lessee should fail to pay any sum of money, other than rental to Lessor, required to be paid hereunder or should fail to perform any other act on its part to be performed hereunder and such failure should continue for thirty (30) days after notice thereof by Lessor, or such longer period as may be allowed hereunder, Lessor may, but shall not be obligated to, without waiving or releasing Lessee from any obligations of Lessee, make any such payment or perform any such other act on Lessee's part to be made or performed as set forth in this Lease. Any and all sums so paid by Lessor and all necessary incidental costs shall be payable to Lessor on demand from the date of Lessor's expense or incurring of such costs to the date repaid at a rate equal to the lesser of (i) the rate of interest publicly announced from time to time by Wells Fargo Bank N.A. as its "prime rate" for unsecured commercial loans, plus four percent (4%), or (ii) the maximum rate allowed by law.

        13.3    Default by Lessor.    Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

        13.4    Late Charges.    Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any mortgage or trust deed covering the Industrial Center or any part thereof. Accordingly, if more than once during the Term any installment of Base Rent, Operating Expenses, or any other sum due from Lessee is not received by Lessor or Lessor's designee within ten (10) days after such amount is due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14.    Condemnation.    If the Premises or any portion thereof or the Industrial Center is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date when the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of that portion of the Common Areas designated as parking for the Industrial Center, is taken by condemnation, Lessee may, at its option, to be exercised in writing only within thirty (30) days after Lessor has given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority has taken possession) terminate this Lease as of the date when the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair. Notwithstanding the foregoing, Lessee shall have the right to make a separate claim in any condemnation proceeding for the taking of the unamortized or undepreciated value of the improvements and alterations owned by Lessee which Lessee may remove at the expiration or earlier termination of this Lease, reasonable removal and relocation costs for any improvements Lessee has the right to remove and elects to remove, relocation costs under Government Code 7262, the claim for which Lessee may pursue by separate action independent of this Lease and any other amount that does not reduce the amount of the award payable to Lessor. Lessee shall have the right to negotiate directly with the condemnor for the recovery of the portion of the award that Lessee is entitled to under this paragraph.

15.    Indemnification From Brokers.    Lessor and Lessee each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, and that it knows of no real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Lessee. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses to the extent arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease, if any, resulting from the actions of the indemnifying party.

16.    Estoppel Certificate.    Lessee shall at any time and from time to time within ten (10) business days following request from Lessor execute, acknowledge, and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect); (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; (iii) certifying the date when Lessee entered into occupancy of the Premises and that Lessee is open and conducting business at the Premises; (iv) certifying the date to which rentals and other charges are paid in advance, if any; (v) certifying the current amount of base rent due under the Lease; (vi) evidencing the status of this Lease as may be reasonably required either by a lender making a loan affecting, or a purchaser of, the Premises or any part of the Industrial Center from Lessor; (vii) certifying that all improvements to be constructed on the Premises by Lessor are substantially complete, except for any punch list items that do not prevent Lessee from using the Premises for its intended use; and (viii) certifying as to such other factual matters relating to this Lease and/or the Premises as may be reasonably requested by a lender making a loan to Lessor or a purchaser of the Premises or any part thereof from Lessor. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Industrial Center or any interest therein. Lessee shall, within thirty (30) days following request of Lessor given not more than once every twelve (12) months, deliver such other documents, including copies of up to the last three (3) years worth of Lessee's financial statements, as are reasonably requested in connection with the sale of, or a loan to be secured by, any portion of the Industrial Center or any interest therein. All such financial statements shall be received by Lessor and such lender or purchaser in confidence, shall be kept strictly confidential and shall be used only for the purposes herein set forth.

17.    Lessor's Liability.    The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Industrial Center, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds or letters of credit in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successor and assigns, only during their respective periods of ownership.

18.    Severability.    The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.    Interest on Past-Due Obligations.    Except as expressly herein provided, any amount due to Lessor and not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20.    Time of Essence.    Time is of the essence of the obligations to be performed under this Lease.

21.    Additional Rent.    All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expenses and insurance and tax expenses payable, shall be deemed to be rent.

22.    Incorporation of Prior Agreements; Amendments.    This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agent of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Property, and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety and Health Act, the legal use and adaptability of the Premises, and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23.    Notices.    Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24.    Waivers.    No waiver by Lessor or Lessee of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee or Lessor of the same or any other provision. Lessor's or Lessee's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's or Lessee's consent to or approval of any subsequent act by Lessee or Lessor. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25.    Holding Over.    If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month-to-month tenancy.

26.    Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.    Covenants and Conditions.    Each provision of this Lease performable by Lessee or Lessor shall be deemed both a covenant and a condition.

28.    Binding Effect; Choice of Law.    Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors, and assigns. This Lease shall be governed by the laws of the State where the Industrial Center is located, and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Industrial Center is located.

29.    Subordination.

        (a)   This Lease, and any Option granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Industrial Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default beyond the expiration of all applicable notice and cure periods, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor elects to have this Lease, and any Options granted hereby, prior to the lien of its mortgage, deed of trust, or ground lease, and gives written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of such mortgage, deed or trust, or ground lease or the date of recording thereof.

        (b)   Within thirty (30) days from receipt of written request from Lessee, Lessor shall request and use commercially reasonable efforts to pursue a subordination and non-disturbance agreements in writing from all lessors under all ground leases or underlying leases, from all beneficiaries under all deeds of trust and all mortgagees under all mortgages affecting the Building, in form and content reasonably acceptable to Lessee, stating that so long as Lessee is not in material default under any of the terms, covenants, conditions, or agreements of this Lease, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Lessee's rights nor Lessee's quiet possession of the Premises will be disturbed during the term of this Lease or any extension thereof. Lessee agrees to execute any documents required to effectuate an attornment or, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be; provided that such documents shall include a provisions ensuring Lessee's right to quiet possession of the Premises and are otherwise in a form reasonably acceptable to Lessee. If Lessee does not execute such documents within ten (10) days, then Lessor will provide Lessee with a second written notice requesting Lessee's execution of the documents. Failure of Lessee to execute the documents within five (5) days after receipt of the second written demand shall constitute a material default by Lessee hereunder.

30.    Attorney's Fees.    In the event any dispute between the parties arises, regardless of whether such disputes results in litigation or other proceeding, to enforce or interpret any provisions of this Lease or to protect or establish any right or remedy of any of them hereunder, the unsuccessful party to such action or proceedings shall pay to the prevailing party all costs and expenses (including, but not limited to, reasonable attorney's fees and disbursements) incurred by such prevailing party in such action or proceedings. If any party secures a judgment in any such action or proceedings, then any costs and expenses (including, but not limited to, reasonable attorney's fees and disbursements) incurred by the prevailing party in enforcing such judgment, or any costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by the party prevailing in any appeal from such judgment in connection with such appeal shall be recoverable separately from and in addition to any other amount included in such judgment. The preceding sentence is intended to be severable from the other provisions of this Lease and shall survive and not be merged into any such judgment.

31.    Lessor's Access.    Provided Lessor and its agents use reasonable efforts to minimize any interference with Lessee's access to and use and enjoyment of the Premises caused thereby, Lessor and Lessor's agents shall have the right, following reasonable advance notice of at least twenty-four (24) hours (except in the case of an emergency) to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements, or additions to the Premises or to the Building as Lessor may deem necessary or desirable. Notwithstanding the foregoing, Lessee will reasonably cooperate with Lessor to allow Lessor to enter the Premises even if Lessor does not provide Lessee with at least twenty-four (24) hours notice. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs, and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

32.    Auctions.    Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent thereto. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

33.    Signs.    Lessee shall not place any sign upon the Premises or the Industrial Center without (i) Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) the approval of the City of South San Francisco. Lessee shall take all actions necessary, at its sole cost and expense, to obtain the approval of the City of South San Francisco. Under no circumstances shall Lessee have the right to place a sign on any roof of the Industrial Center.

34.    Merger.    The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

35.    Consents.    Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld, conditioned or delayed.

36.    Intentionally Omitted.

37.    Quiet Possession.    Upon Lessee's paying the rent for the Premises and observing and performing all of the covenants, conditions, and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Industrial Center.

38.    Intentionally Omitted.

39.    Security Measures.    Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Industrial Center. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at its sole option, from providing security protection for the Industrial Center or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2.

40.    Easements.    Lessor reserves to itself the right, from time to time, to grant such easements, rights, and dedications as Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps, and restrictions do not unreasonably interfere with the access, use or enjoyment of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor, and failure to do so shall constitute a material default of this Lease.

41.    Performance Under Protest.    If at any time a dispute arises as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

42.    Authority.    If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity. If Lessee is a corporation, trust, or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

43.    Conflict.    Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

44.    Offer.    Preparation of this Lease by Lessor or Lessor's agent and submission hereof to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed and delivered by Lessor and Lessee.

45.    Hazardous Materials.    Lessor and Lessee agree as follows with respect to the existence or use of Hazardous Materials (as defined below) at, on, in, under, above, or about the Industrial Center:

        45.1    Any handling, transportation, release, generation, storage, treatment, disposal, or use of Hazardous Materials by Lessee or its employees, agents, contractors, or invitees after the date hereof at, on, in, under, above, or about the Industrial Center shall strictly comply with all applicable Hazardous Material Laws (as defined below). Lessee shall indemnify, defend upon demand with counsel reasonably acceptable to Lessor, and hold harmless Lessor from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, actual attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses that result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials at, on, in, under, above, or about the Industrial Center or the Premises by Lessee or its employees, agents, contractors, invitees or by third parties. Tenant shall not service, maintain or repair vehicles of any kind in, on or around the Premises, Common Area or Industrial Park at any time. In an emergency, vehicles must be towed off-site for repair.

        45.2    If the presence of Hazardous Materials caused or permitted by Lessee or its employees, agents, contractors, or invitees after the date hereof at, on, in, under, above, or about (i) the Industrial Center or (ii) the Premises after the date hereof results in contamination or deterioration of water or soil, resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Lessee shall promptly take any and all action necessary to investigate and remediate such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Industrial Center or any part thereof. Lessee shall further be solely responsible for, and shall defend, indemnify, and hold harmless Lessor and its agents from and against, all claims, costs, and liabilities, including actual attorneys' fees and costs, to the extent arising out of or in connection with any investigation and remediation required hereunder to return the Industrial Center or any part thereof to its condition existing prior to the appearance of such Hazardous Materials caused or permitted by Lessee or its employees, agents, contractors, or invitees after the date hereof.

        45.3    Lessor and Lessee shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous

Materials that relates to the Industrial Center, and (ii) any contamination of the Industrial Center by Hazardous Materials that constitutes a violation of any Hazardous Materials Law. Lessee may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Lessee's business of which Lessor receives notice prior to such Hazardous Materials' being brought onto the Premises and which Lessor consents in writing may be brought onto the Premises, provided that all such uses shall be conducted at all times in compliance with all Hazardous Materials Laws. At any time during the Lease term, Lessee shall, within five (5) business days after written request therefor received from Lessor, disclose in writing all Hazardous Materials that are being used by Lessee at, on, in, under, above, or about the Industrial Center, the nature of such use, and the manner of storage and disposal.

        45.4    Lessor may cause testing wells to be installed on the Industrial Center, and may cause the soil and groundwater to be tested under and about the Industrial Center, and may inspect the Premises, to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. If Lessee so requests, Lessor shall supply Lessee with copies of such test results. The cost of such tests and of the installation, maintenance, repair, and replacement of such wells shall be paid by Lessee if such tests disclose the existence of facts that may give rise to liability of Lessee pursuant to its indemnity given in paragraph 45.1 and/or 45.2 above.

        45.5    As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste that is or becomes regulated by any local governmental authority, the State of California, or the United States Government. The term "Hazardous Material" includes, without limitation, petroleum products, asbestos, PCBs, and any material or substance that is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release, handling, transportation, generation, treatment, or disposal of any Hazardous Material.

        45.6    Notwithstanding any other provision of this Lease, Lessor shall not hold Lessee responsible for the existence of any Hazardous Materials in the Premises that is not due to an act or omission of Lessee, its employees, agents, or invitees.

        45.7    Notwithstanding anything to the contrary set forth in this Lease, Lessee's obligations under this Lease shall not require Lessee to incur any costs or expenses or take any affirmative action to comply with Hazardous Materials Laws or other Applicable Regulations with respect to any Hazardous Materials or environmental conditions on, in, under or about the Industrial Center, including without limitation, groundwater conditions, which (i) existed prior to Lessee's occupancy of the Premises, but to which Lessee, by its conduct or failure to act, has not contributed to the environmental condition, or (ii) which were caused by Lessor or any other tenant of the Industrial Center, their respective agents, employees or contractors, but to which Lessee, by its conduct or failure to act, has not contributed to the environmental condition.

46.    Exculpation.    If Lessor is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity: (i) the obligations of Lessor shall not constitute personal obligations of the officers, directors, trustees, partners, joint ventures, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Lessee shall not have recourse to the assets of such officers, directors, trustees, partners, joint ventures, members, owners, stockholders, principals, or representatives except to the extent of their interest in the Industrial Center. Lessee shall have recourse only to the interest of Lessor in the Industrial Center for the satisfaction of the obligations of Lessor and shall not have recourse to any other assets of Lessor for the satisfaction of such obligations.

[Signature Page Follows On Next Page]

        LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

LESSOR:		LESSEE:
Shelton International Holdings, Inc., a Hawaii, corporation		ChemRx Advanced Technologies, Inc., a California corporation
AMB Capital Partners, LLC, a Delaware limited liability company its Authorized Agent
By:		By:

Print Name:	John L. Rossi	Print Name:
Its:	Senior Vice President	Its:
Date:		Date:
Lessor's Address:		Billing Address:
Pier 1, Bay 1 San Francisco, CA 94111 Attn: Regional Manager		At the Premises Attn: Ms. Lisa Kelly
Property Management Office: Pier 1, Bay 1		Legal Notice Address:
San Francisco, CA 94111 Attn: Property Manager Phone: 415-733-9565		c/o Discovery Partners International, Inc. 9640 Towne Centre Drive San Diego, CA 92121 Attn: Mr. Craig Kussman Phone: 858-455-8600

EXHIBIT A

PREMISES

        Initial

1

EXHIBIT B

TENANT IMPROVEMENTS

Oyster Point Business Park Lease dated November 22, 2002, between

ChemRx Advanced Technologies, Inc.,
a California corporation,
("Lessee"),

and

Shelton International Holdings, Inc.,
a Hawaii corporation
("Lessor")

        This Exhibit B is attached to, made a part of, and subject to the Lease referred to above.

1.     Condition of the Premises.

        Lessor will deliver the Premises in its "as-is" condition.

2.     Tenant Improvements.

        The "Tenant Improvements" consist of improvements constructed by Lessee in the Premises pursuant to the plans and specifications mutually approved by Lessor and Lessee. The installation of the Tenant Improvements must be complete no later than July 1, 2004 (the "Completion Date"). The Tenant Improvements will generally consist of (i) repainting areas of the Premises, (ii) remodeling the lobby, (iii) removing an existing office as part of the lobby remodel, (iv) replacing carpet, (v) replacing tiles in the hallways and bathrooms, (vi) refurbishing restrooms, (vii) repairing labs, and (viii) repairing the HVAC system.

3.     Tenant Improvement Allowance.

        Lessee is entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of Two Hundred Thousand Dollars ($200,000.00). The Tenant Improvement Allowance may be used for all actual hard costs incurred by Lessee in constructing the Tenant Improvements. In no event will Lessor be obligated for any costs in excess of the Tenant Improvement Allowance. No credit will be given for any unused portion of the Tenant Improvement Allowance. Upon substantial completion of the Tenant Improvements, but in no event later than December 1, 2004, Lessee will deliver the following documentation to Lessor: (i) detailed invoices for the work performed, (ii) evidence that Contractor and any subcontractors have been paid, (iii) final unconditional mechanics lien releases, (iv) a final or conditional certificate of occupancy from the City of South San Francisco, and (v) a Notice of Completion filed with the County of San Mateo (the receipt of all five of which shall conclusively be deemed to constitute substantial completion of the Tenant Improvements). Lessor will have ten (10) business days from receipt of the information to review and reasonably approve the invoices and to inspect the work performed. Unless, Lessor reasonably disapproves the invoices and or the work performed and provides detailed written notice to Lessee specifying the reasons for such disapproval within said ten (10) business day review period, Lessor shall reimburse Lessee up to the amount of the Tenant Improvement Allowance. Lessor will not be obligated to pay the Tenant Improvement Allowance to Lessee if (i) Lessee is in material default under the Lease beyond the expiration of all applicable notice and cure periods or (ii) Lessee does not complete the Tenant Improvements and submit all of the documentation required for reimbursement prior to December 1, 2004. Lessor shall not be obligated to pay the Tenant Improvement Allowance if

1

the Tenant Improvements are not substantially completed prior to the Completion Date, unless such failure to complete arises from the action or inaction of Lessor.

4.     Plans and Specifications.

        Lessee, through its architect (the "Architect") and its engineers (the "Engineers"), (the Architect and the Engineers to be selected by the mutual agreement of Lessor and Lessee) will prepare the architectural, mechanical and electrical plans ("Construction Plans") required for the installation of the Tenant Improvements, if any. Lessee will consult with Lessor, Architect, and the Engineers in the preparation of the Construction Plans.

        4.1    Lessor's Review of Construction Plans.    The Construction Plans are subject to the written approval of Lessor, which will be provided within ten (10) business days of receipt by Lessor and will not be unreasonably withheld, conditioned or delayed.

        4.2    Changes to the Construction Plans.    If Lessor reasonably disapproves of the Construction Plans, Lessor shall provide reasonably detailed written notice of same to Lessee specifying the reasons for such disapproval, and thereafter Lessee will cause Architect and the Engineers to modify the Construction Plans, where appropriate. Lessor will then have an additional five (5) business days to review the revised Construction Plans. Failure of Lessor to approve or disapprove of the Construction Plans within said 5-day period will constitute disapproval of the Construction Plans.

5.     Permits.

        Lessee will submit the final Construction Plans to all appropriate municipal authorities in order to secure the permits needed for the Work (the "Permits").

6.     Contractor.

        Subject to the reasonable approval of Lessor, Lessee will retain a contractor to construct the Tenant Improvements in accordance with this Tenant Work Letter (the "Contractor"). Lessee shall, prior to construction of the Tenant Improvements, cause the Contractor and any subcontractor(s) to provide insurance as reasonably required by Lessor.

7.     Representatives.

        7.1   Lessee hereby designates Mike Maloney or their designee as its sole representative with respect to the matters set forth in this agreement, who, until further notice to Lessor, has full authority and responsibility to act on behalf of Lessee as required in this agreement.

        7.2   Lessor hereby designates the property manager as its sole representative with respect to the matters set forth in this agreement, who, until further notice to Lessee, has full authority and responsibility to act on behalf of Lessor as required in this agreement.

8.     Lessor Supervision Fee.

        Intentionally Omitted.

9.     Ownership of Tenant Improvements.

        Upon termination of the Lease, all Tenant Improvements that are permanently affixed to the Premises, or that are paid for with the Tenant Improvement Allowance, will become the property of Lessor. Depreciation of the Tenant Improvements will be allocable to the parties pro-rata in proportion to their payment of the Tenant Improvements.

2

10.   Work Free from Liens.

        Lessee will keep the property and the Premises free and clear of liens, claims, security interests or other encumbrances to the extent arising out of the Work. Lessee will bond or otherwise remove any filed lien within fifteen (15) days after notice of the existence of the lien. Lessee will provide Lessor with no less than fifteen (15) days prior written notice before the commencement of the construction of the Tenant Improvements.

        Initial

3

EXHIBIT C

RULES & REGULATIONS

Oyster Point Business Park Lease dated November 22, 2002, between

ChemRx Advanced Technologies, Inc.,
a California corporation,
("Lessee"),

and

Shelton International Holdings, Inc.,
a Hawaii corporation
("Lessor")

        The terms and conditions of these rules and regulations shall be subordinate to the terms and conditions set forth in the main body of the Lease, and in the event of any conflict between the terms and conditions of these rules and regulations and the terms and conditions set forth in the main body of the Lease, the terms and conditions set forth in the main body of the Lease shall prevail.

1.
No advertisement, picture or sign of any sort shall be displayed on or outside the Premises without the prior written consent of Lessor. Lessor shall have the right to remove any such unapproved item without notice and at Lessee's expense.

2.
No storage of vehicles will be permitted for non-business purposes. Storage of vehicles for business purposes may not exceed fourteen (14) days without the written consent of Lessor.

3.
Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor without the consent of Lessor.

4.
All window coverings installed by Lessee and visible from the outside of the building require the prior written approval of Lessor.

5.
Lessee shall not use, keep or permit to be used to kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises.

6.
Lessee shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Lessor.

7.
Lessee agrees not to make any duplicate keys without the prior consent of Lessor.

8.
Lessee shall park motor vehicles in those general parking areas as designated by Lessor except for loading and unloading. During those periods of loading and unloading, Lessee shall not unreasonably interfere with traffic flow within the Industrial Center and loading and unloading areas of other lessees.

9.
Lessee shall not disturb, solicit or canvas any occupant of the Building or Industrial Center and shall cooperate to prevent same.

10.
No person shall go on the roof of the Building without Lessor's permission, except for authorized service and trained ChemRX personnel. In no event may Lessee or any of Lessee's employees or agents go on the roof of any other building in the Industrial Center.

11.
Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Lessor or other Lessees, shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

1

12.
All goods, including material used to store goods, delivered to the Premises of Lessee shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13.
Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Industrial Center or on streets adjacent thereto.

14.
Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15.
Lessee is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures or in the warehouse. If trash or refuse is stored in the driveway or common area for more than one day, Lessor shall have the debris removed at Lessee's expense.

16.
Lessee shall not store or permit the storage or placement of goods, merchandise, trash or debris in or around the common areas surrounding the Premises. No displays or sales or merchandise shall be allowed in the parking lots or other common areas.

17.
Tenant shall not service, maintain or repair vehicles of any kind in the Premises, Common Area or Industrial Park at any time. In an emergency, vehicles must be towed off site for repair.

18.
Tenant shall not use any drain in, on or around the Premises, Common Area or within the Industrial Park for the disposal of any illegal or hazardous substances.

        Initial

2

EXHIBIT D

TENANT MOVE-IN AND LEASE RENEWAL ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name: Oyster Point Business Park

Property Address: 385 Oyster Point Boulevard, Unit 1, South San Francisco, CA 94080

Exhibit: D to the Lease Dated November 22, 2002

Between

ChemRx Advanced Technologies, Inc.,
("Lessee")

and

Shelton International Holdings, Inc.
("Lessor")

        Instructions: The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location. A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Owner's Risk Management Department. Please print clearly and attach additional sheets as necessary.

1.0
PROCESS INFORMATION

  Describe planned use (new Lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

2.0
HAZARDOUS MATERIALS

  Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1
Are any of the following materials handled on the property? Yes ☐ No ☐
(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)
2.2
If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you

1

  may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2.3
Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0
HAZARDOUS WASTES

  Are hazardous wastes generated?            Yes ☐ No ☐

  If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1
Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)
3.2
List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERAED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3.3
Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3.4
Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes ☐ No ☐

2

  If so, please describe.

4.0
USTS/ASTS

4.1
Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? Yes ☐ No ☐

  If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection / spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection/Spill Prevention Measures*

*Note:
The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection
4.2
Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4.3
Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes ☐ No ☐

  If so, please attach a copy of the required permits.

4.4
If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4.5
If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property? Yes ☐ No ☐

  If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4.6
For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? Yes ☐ No ☐

  For new tenants, are installations of this type required for the planned operations? Yes ☐ No ☐

  If yes to either question, please describe.

3

5.0   ASBESTOS CONTAINING BUILDING MATERIALS

        Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0   REGULATORY

6.1
For Lease Renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations? Yes ☐ No ☐

  If so, please describe.

6.2
For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property? Yes ☐ No ☐

  If so, please describe.

6.3
Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes ☐ No ☐

  If so, please attach a copy of this permit.

6.4
For Lease renewals, have there been any complaints from the surrounding community regarding facility operations? Yes ☐ No ☐

  Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility? Yes ☐ No ☐

  If so, please describe status and any corrective actions taken. Please attach additional pages as necessary.

6.5
Has a Hazardous Materials Business Plan been developed for the site? Yes ☐ No ☐

  If so, please attach a copy.

6.6
Are any environmental documentation, chemical inventory, or management plan required by the local Fire Department or Health Department?

  If so, please attach a copy. Yes ☐ No ☐

CERTIFICATION

        I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my

4

knowledge. I also understand that the Owner will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature
Name

Title:

Date:

Telephone:

PLEASE PROVIDE A COPY OF THE COMPLETED QUESTIONNAIRE TO:

Mr. Steve Campbell
AMB Property, L.P.
505 Montgomery Street, Fifth Floor
San Francisco, CA 94111

5

EXHIBIT E

MOVE OUT STANDARDS

        This Move Out Standards (Exhibit "E") is dated for the reference purposes as, and is made between Shelton International Holdings, Inc., ("Lessor"), and, ChemRx Advanced Technologies, Inc., ("Lessee") to be a part of that certain Standard Industrial Lease (the "Lease") concerning a portion of the Property more commonly known as Oyster Point Business Park (the "Premises"). Lessor and Lessee agree that the Lease is hereby modified and supplemented as follows:

        At the expiration of this Lease, Lessee shall surrender the Premises in the same condition as they were upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys to Lessor. Before surrendering the Premises, Lessee shall remove all of its Personal Property and trade fixtures and such alterations or additions to the Premises made by Lessee as may be specified for removal thereof. If Lessee fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of the Lessor.

        The Lessee shall surrender the Premises, at the time of the expiration of the Lease, in a condition that shall include, but is not limited to, addressing the following items:

1.	Lights:	Except for damage caused by normal wear and tear, office and warehouse lights will be fully operational with all bulbs functioning
2.	Dock Levelers & Roll Up Doors:	Except for damage caused by normal wear and tear, should be in good working condition.
3.	Dock Seals:	Except for damage caused by normal wear and tear, free of tears and broken backboards repaired.
4.	Warehouse Floor:	Except for damage caused by normal wear and tear, free of stains and swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer.
5.	Tenant-Installed Equipment & Wiring:	Removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)
6.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.
7.	Roof:	Any tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks must be fixed and latest landlord maintenance and repairs
8.	Signs:	All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed
9.	Heating & Air Conditioning System:	In the event that the HVAC system is not replaced during the Term of the Lease, Lessor shall accept the condition of the HVAC in its then "as is" condition without any warranty by Lessee or any of Lessee's representatives, employees or agents. If the HVAC system, or any portion thereof, is replaced during the Term, then, except for damage caused by normal wear and tear, the replaced portion of the HVAC System, must be in good and safe operating condition.
10.	Overall Cleanliness:	Except for damage caused by normal wear and tear, clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of premises.
11.	Upon Completion:	Contact Lessor's property manager to coordinate date of turning off power, turning in keys, and obtaining final Lessor inspection of premises which, in turn, will facilitate refund of security deposit

1

        Notwithstanding anything to the contrary set forth in this Lease (including, without limitation, to specific enumeration of tasks set forth in this Exhibit E), Tenant shall have no obligation to surrender the Premises in a condition superior to that which existed on the date Tenant first took occupancy of the Premises.

        Upon surrender of the Premises, Lessee is not obligated to remove the personal property and fixtures listed below:

1.
HVAC and all roof mounted systems.

2.
95 + fume hoods.

3.
Casework in labs.

4.
Glass washers (dishwashers), 3 each.

5.
Air compressor and house vacuum equipment.

6.
IS cabling for telecom and network.

Initial

2

EXHIBIT F

CONSENT TO (ASSIGNMENT/SUBLEASE)

        This CONSENT TO (ASSIGNMENT/SUBLEASE) (the "Consent") is entered into by and between SHELTON INTERNATIONAL HOLDINGS, INC., a Hawaii corporation ("Lessor"), CHEMRX ADVANCED TECHNOLOGIES, INC., a California corporation ("Lessee") and                        ("Assignee/Subtenant"), effective as of                        , 20    .

RECITALS

        A.    Lessee currently leases that certain premises located at 385 Oyster Point Blvd., Suite 1, San Francisco, California (the "Premises") pursuant to that certain Office Lease (the "Lease"), dated November 22, 2002, by and between Lessor and Lessee.

        B.    Lessee and Assignee/Subtenant have entered into that certain Assignment/ Sublease (the "Assignment/Sublease"), dated as of                        , 20    , a copy of which is attached hereto as Exhibit A, for (a portion of) the Premises (the "(Subleased) Premises").

        C.    Paragraph 15 of the Lease requires Lessor's consent for any assignment or sublease. Pursuant to the terms of the Lease and this Consent, Lessor hereby consents to the Assignment/Sublease.

AGREEMENT

        1.     Consent to Assignment/Sublease. Lessor hereby consents to the Assignment/Sublease. This consent shall apply only to the Assignment/Sublease and shall not be deemed to be a consent to any further sublease or to any assignment.

        2.     Acknowledgment and Agreement by Assignee/Subtenant. Assignee/Subtenant acknowledges and agrees as follows:

           2.1  Assignee/Subtenant hereby assumes the obligations under the Lease to the extent of the Assignment/Sublease. Assignee/Subtenant acknowledges that, to the extent of the Assignment/Sublease, he is liable jointly and severally with Lessee for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements of the Lease.

          (For a Sublease) From and after the date of this Consent, in the event of any act or omission of Lessee that would give Subtenant the right, either immediately or after the giving of notice and passage of time, to terminate the Sublease or to claim a partial or total eviction, Subtenant will not exercise any such right,

          2.1.1  Until Subtenant has given written notice of such act or omission to Lessor; and

          2.1.2  Until the same period of time as is given to Lessee under the Sublease to cure such act or omission, but in all events no less than fifteen (15) days, shall have elapsed following the delivery of such notice to Lessor, without the cure of such act omission.

           2.2  (For a Sublease) In the event that Lessor notifies Subtenant of an Event of Default under the Lease and demands that Subtenant pay its rent and all other sums due under the Sublease to Lessor, Subtenant shall honor such demand and pay its rent and all other sums due under the Sublease directly to Lessor or as otherwise required pursuant to such notice. Notwithstanding the foregoing, nothing in this paragraph 2.3 shall be construed to obligate Lessor to provide Subtenant with notice of any default under the Lease.

           2.3  Assignee/Subtenant will send a copy of any notice or statement under the Assignment/Sublease to Lessor at the same time such notice or statement is sent to Lessee.

1

           2.4  The Assignment/Sublease terminates no later than the Term Expiration Date. Should the Lease terminate prior to the Term Expiration Date for any reason whatsoever, the Assignment/Sublease will terminate immediately upon the termination of the Lease.

           2.5  Assignee/Subtenant agrees to comply with all the provisions of the Lease, which are hereby incorporated into the Assignment/Sublease. To the extent of any inconsistency, the terms of the Assignment/Sublease will control.

           2.6  Assignee/Subtenant agrees to indemnify Lessor to the full extent of the indemnity required by Lessee, as Lessee, under paragraph 8 of the Lease.

           2.7  Any insurance required by Assignee/Subtenant in accordance with the Lease and the Assignment/Sublease shall name Lessor as "Additional-Insured".

        3.     Acknowledgment and Agreement by Lessee. Lessee, as tenant under the Lease and assignor/lessor under the Assignment/Sublease, acknowledges and agrees for itself and its successors and assigns, that:

           3.1  This Consent does not:

            (a)   constitute a waiver or amendment by Lessor of any of its rights under the Lease; and/or

            (b)   in any way release Lessee from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Lease.

           3.2  The provisions of the Lease remain in full force and effect.

           3.3  (For a Sublease) In the event of an Event of Default by Lessee under the Lease, Subtenant may, and shall upon demand of Lessor, pay all rent and all other sums due under the Sublease to Lessor as provided under this Consent.

        4.     No Obligation of Lessor. Lessor shall have no obligation or incur any liability with respect to the erection or completion of any improvements in the (Subleased) Premises for Assignee's/Subtenant's use or for the erection or completion of any improvements for Assignee's/Subtenant's use in connection with a relocation pursuant to the Lease, if any, of any portion of the premises leased to Lessee that may constitute all or a portion of the (Subleased) Premises. The foregoing shall not affect any obligations of Lessor to Lessee under the Lease.

        5.     Miscellaneous.

           5.1  All notices required or permitted under this Consent to be given to Assignee/Subtenant and Lessee will be given as provided in the Assignment/Sublease. All notices required or permitted under this Consent to be given to Lessor will be given as provided in the Lease to Lessor at the following address:

          5.2   All exhibits and recitals attached to this Assignment/Sublease are hereby incorporated as though fully set forth herein. Any capitalized term that is not defined herein shall have the meaning attributed to it in the Lease.

          5.3   This Consent supercedes any inconsistent provision of the Lease or the Sublease.

          5.4   During the term of the Assignment/Sublease, Lessor has no obligations nor any liability to Assignee/Subtenant with respect to any warranties of any nature whatsoever, whether pursuant to the Lease, the Assignment/Sublease or otherwise.

          5.5   This Consent shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided, however, that in the event of the assignment or transfer of the

2

  interest of Lessor, all obligations and liabilities of Lessor under this Consent will terminate and shall become the responsibility of Lessor's successor-in-interest.

          5.6   This Consent shall be governed by and construed in accordance with the laws of the State of California.

          5.7   This Consent may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one (1) and the same instrument.

        This Consent is effective as of the date first written above.

LANDLORD:	TENANT:

By:
Name (printed):
Title:

ASSIGNEE/SUBTENANT:

3

Exhibit A to Exhibit F

ASSIGNMENT/SUBLEASE

Initial

4

QuickLinks

OYSTER POINT BUSINESS PARK INDUSTRIAL LEASE—MULTI-TENANT